Exhibit 99.1

Waitr Incorporated

Condensed Consolidated Financial Statements as of September 30, 2018 and December 31, 2017 and for the three and nine months ended

September 30, 2018 and 2017

Waitr Incorporated

Index to Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2018 and December 31, 2017	1

Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2018 and 2017	2

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit) for the nine months ended September 30, 2018 and 2017	3

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2018 and 2017	4

Notes to the Unaudited Condensed Consolidated Financial Statements	5-20

Waitr Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash	$2,842	$3,947
Accounts receivable, net of allowance for doubtful accounts of $131 at September 30, 2018 and $50 at December 31, 2017	3,508	2,124
Capitalized contract costs, current	1,591	947
Services receivable	623	-
Prepaid expenses and other current assets	2,631	363
TOTAL CURRENT ASSETS	11,195	7,381
Property and equipment, net	2,957	1,874
Capitalized contract costs, noncurrent	720	477
Goodwill	1,408	1,408
Intangible assets, net	285	243
Other noncurrent assets	144	24
TOTAL ASSETS	$16,709	$11,407

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,733	$247
Gratuities payable	841	372
Deferred revenue, current	2,947	1,630
Income tax payable	13	6
Accrued payroll	2,092	578
Accrued interest	652	156
Accrued professional fees	3,331	-
Short-term loan	1,310	-
Other current liabilities	1,920	177
TOTAL CURRENT LIABILITIES	14,839	3,166
Line of credit	3,600	-
Convertible notes, net	8,589	7,484
Bifurcated embedded derivatives on convertible notes	1	250
Accrued workers' compensation liability	1,405	1,250
Deferred revenue, noncurrent	1,300	728
Other noncurrent liabilities	573	39
TOTAL LIABILITIES	30,307	12,917
Commitments and contingencies (Note 8)

STOCKHOLDERS' EQUITY (DEFICIT):
Convertible Preferred Stock: Seed I, Par value of $0.00001 per share; 3,804,763 shares authorized, issued, and outstanding at September 30, 2018 and December 31, 2017	-	-
Convertible Preferred Stock: Seed II, Par Value of $0.00001 Per Share; 3,680,017 shares authorized, issued, and outstanding at September 30, 2018 and December 31, 2017	-	-
Convertible Preferred Stock: Seed AA, Par Value of $0.00001 per share; 8,171,138 shares authorized and 8,097,790 shares issued and outstanding at September 30, 2018 and December 31, 2017	-	-
Common Stock, par value of $0.00001 per share; 34,280,128 shares authorized and 11,309,434 shares issued and outstanding at September 30, 2018 and 11,203,023 shares issued and outstanding at December 31, 2017	-	-
Additional paid in capital	40,363	35,110
Accumulated deficit	(53,961)	(36,620)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(13,598)	(1,510)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$16,709	$11,407

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Waitr Incorporated

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
REVENUE	$19,431	$5,885	$48,000	$14,333
COSTS AND EXPENSES:
Operations and support	11,934	4,887	30,348	11,749
Sales and marketing	3,850	1,294	8,989	3,728
Research and development	791	399	1,988	1,142
General and administrative	8,469	3,156	22,426	7,880
Depreciation and amortization	400	154	902	530
Related party expenses	28	16	76	39
Loss on disposal of assets	-	33	8	33
Impairment of intangible assets	-	-	-	576
TOTAL COSTS AND EXPENSES	25,472	9,939	64,737	25,677
LOSS FROM OPERATIONS	(6,041)	(4,054)	(16,737)	(11,344)
OTHER EXPENSES (INCOME) AND (GAIN), NET:
Interest expense (income), net	440	67	901	66
Gain on derivative	(9)	(4)	(336)	(4)
Other expenses (income)	39	-	1	(33)
NET LOSS BEFORE INCOME TAXES	(6,511)	(4,117)	(17,303)	(11,373)
Income tax expense	4	3	38	5
NET LOSS	$(6,515)	$(4,120)	$(17,341)	$(11,378)
LOSS PER SHARE:
Basic and diluted	$(0.58)	$(0.37)	$(1.55)	$(1.02)
Weighted average common shares outstanding - basic and diluted	11,309,308	11,150,767	11,219,053	11,120,644

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Waitr Incorporated

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(In thousands, except share data)

	Preferred Seed I		Preferred Seed II		Preferred Seed AA		Common stock		Additional	Accumulated	Total stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	paid in capital	deficit	equity (deficit)
Balances at December 31, 2016	3,804,763	$-	3,680,017	$-	5,720,637	$-	10,800,000	$-	$16,096	$(9,713)	$6,383
Net loss	-	-	-	-	-	-	-	-	-	(11,378)	(11,378)
Stock-based compensation	-	-	-	-	-	-	-	-	592	-	592
Equity issued in exchange for services	-	-	-	-	-	-	293,128	-	90	-	90
Exercise of stock options	-	-	-	-	-	-	38,958	-	2	-	2
Conversion of convertible Notes to Preferred Seed AA stock					35,676				22		22
Issuance of stock					2,341,477				7,224		7,224
Balances at September 30, 2017	3,804,763	$-	3,680,017	$-	8,097,790	$-	11,132,086	$-	$24,026	$(21,091)	$2,935

	Preferred Seed I		Preferred Seed II		Preferred Seed AA		Common stock		Additional	Accumulated	Total stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	paid in capital	deficit	equity (deficit)
Balances at December 31, 2017	3,804,763	$-	3,680,017	$-	8,097,790	$-	11,203,023	$-	$35,110	$(36,620)	$(1,510)
Net loss	-	-	-	-	-	-	-	-	-	(17,341)	(17,341)
Stock-based compensation	-	-	-	-	-	-	-	-	2,831	-	2,831
Equity issued in exchange for services	-	-	-	-	-	-	-	-	90	-	90
Stock issued as consideration in GoGoGrocer asset acquisition	-	-	-	-	-	-	18,182	-	142		142
Exercise of stock options	-	-	-	-	-	-	235,476	-	11	-	11
Cancellation of stock	-	-	-	-	-	-	(147,247)	-	-	-	-
Equity compensation on Requested Amendment	-	-	-	-	-	-	-	-	650	-	650
Discount on convertible notes due to beneficial conversion feature	-	-	-	-	-	-	-	-	1,529	-	1,529
Balances at September 30, 2018	3,804,763	$-	3,680,017	$-	8,097,790	$-	11,309,434	$-	$40,363	$(53,961)	$(13,598)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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Waitr Incorporated

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands, unless otherwise noted)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(17,341)	$(11,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on convertible notes	252	46
Non-cash advertising expense	377	-
Stock-based compensation	2,831	592
Equity issued in exchange for services	90	90
Equity compensation on Requested Amendment	650	-
Loss on disposal of assets	8	33
Depreciation and amortization	902	530
Impairment of intangible assets	-	576
Amortization of capitalized contract costs	1,023	378
Gain on derivatives	(336)	4
Other non-cash expense	74	-
Changes in assets and liabilities:
Accounts receivable	(1,384)	(892)
Capitalized contract costs	(1,910)	(1,018)
Prepaid expenses and other current assets	(2,268)	(466)
Payments on lease deposits	(33)	(3)
Accounts payable	1,486	134
Gratuities payable	469	143
Deferred revenue	1,889	1,019
Income tax payable	7	5
Accrued payroll	1,514	929
Accrued interest	496	20
Accrued workers' compensation liability	155	-
Accrued professional fees	3,331	-
Other current liabilities	1,743	9
Other noncurrent liabilities	(14)	40
Net cash used in operating activities	(5,989)	(9,209)

Cash flows from investing activities:
Purchases of property and equipment	(1,836)	(1,077)
Internally developed software	-	(46)
Consideration paid for IndiePlate asset acquisition	(11)	-
Net cash used in investing activities	(1,847)	(1,123)

Cash flows from financing activities:
Proceeds from line of credit	4,000	-
Proceeds from convertible notes issuance	1,410	4,524
Proceeds of receivable from stockholder	-	200
Proceeds from short-term loan	2,172	-
Payments on short-term loan	(862)	-
Payments on financing arrangement	-	1
Proceeds from exercise of stock options	11	2
Proceeds from issuance of stock	-	7,224
Net cash provided by financing activities	6,731	11,951

Net change in cash	(1,105)	1,619
Cash at the beginning of the period	3,947	3,285
Cash at the end of the period	$2,842	$4,904

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$(88)	$-
Cash paid during the period for state income taxes	(31)	5
Supplemental disclosures of noncash financing activities:
Services receivable	1,000	-
Debt assumed in IndiePlate asset acquisition	(60)	-
Bifurcated embedded derivative	87	-
Discount on convertible notes due to beneficial conversion feature	1,529	815
Non cash consideration in GoGoGrocer asset acquisition	(142)	-
Conversion of convertible notes to preferred stock	-	22

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Waitr Incorporated

Unaudited Notes to the Condensed Consolidated Financial Statements

(In thousands, except share and per share data)

1.	Organization

Waitr Incorporated (the “Company”) is a leading restaurant platform for online food ordering and delivery services in the Southeastern United States. The Company was incorporated on December 5, 2013 and is headquartered in Lake Charles, Louisiana. The Company partners with independent local restaurants and regional and national chains in small and mid-size markets (herein referred to as “Restaurant Partners”).

The Company provides an online platform for consumers to order food from Restaurant Partners for pick-up and delivery through a network of drivers. Use of the Company’s restaurant platform benefits the consumer by providing a single location to browse local restaurants and menus, track order and delivery status, and securely store previous orders and payment information for ease of use and convenience. Restaurant Partners benefit from the online platform through increased exposure to consumers for carryout sales and expanded business in the delivery market. The Company also provides Restaurant Partners with high-quality, professional photographs of their menu offerings as part of its overall services.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Unaudited Interim Financial Statements

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for each of the three years ended December 31, 2017, 2016, and 2015.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with instructions to Form 10-Q and Rule 10-01 of Securities and Exchange Commission (“SEC”) Regulation S-X as they apply to interim financial information. Accordingly, the interim condensed consolidated financial statements do not include all of the information and notes required by U.S. GAAP for complete annual financial statements, although the Company believes that the disclosures made are adequate to make the information not misleading.

The interim condensed consolidated financial statements are unaudited, but in the Company’s opinion include all adjustments that are necessary for a fair statement of results for the periods presented. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

Principles of Consolidation

The condensed consolidated balance sheets as of September 30, 2018 and December 31, 2017, the condensed consolidated statements of operations for the three and nine months ended September 30, 2018 and 2017, and the condensed consolidated statements of stockholders’ equity and cash flows for the nine months ended September 30, 2018 and 2017 include the accounts of the Company and its wholly-owned subsidiary, Requested, Inc. (“Requested”), a software and platform developer. Intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes.

Significant estimates and judgments relied upon in preparing these condensed consolidated financial statements include the determination of the nature and timing of satisfaction of revenue-generating performance obligations and the standalone selling price of performance obligations, variable consideration, allowance for doubtful accounts, income taxes, useful lives of tangible and intangible assets, depreciation and amortization, equity-based compensation, contingencies, goodwill and other intangible assets, and fair values of assets acquired and liabilities assumed as part of a business combination. The Company regularly assesses these estimates and records changes to estimates in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Changes in the economic environment, financial markets, and any other parameter used in determining these estimates could cause actual results to differ from those estimates.

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Waitr Incorporated

Revenue

Substantially all of the Company’s revenue is comprised of revenue from contracts with Restaurant Partners. Revenue for the three and nine months ended September 30, 2018 and 2017 is as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Transaction fees	$18,466	$5,488	$45,696	$13,280
Setup and integration fees	820	337	1,955	826
Other	145	61	349	227
Total revenue	$19,431	$5,886	$48,000	$14,333

Transaction fees represent the revenue recognized from the Company’s obligation to process orders on the platform. The performance obligation is satisfied when the Company successfully processes an order placed on the platform and the restaurant receives the order at their location. Orders that include delivery contain an additional performance obligation that is satisfied at the point the order is delivered to the diner’s location. The obligation to process orders on the platform represents a series of distinct performance obligations satisfied over time that the Company combines into a single performance obligation. Consistent with the recognition objective in ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the variable consideration due to the Company for processing orders is recognized on a daily basis. As an agent of the restaurant in the transaction, the Company recognizes transaction fees earned from the restaurant on the platform on a net basis. Transaction fees are collected by a third party payment processor and remitted to the Company shortly after the order is processed, which is typically three days. Transaction fees also include a fee charged to the end user customer when they request the order be delivered to their location. Revenue is recognized for delivery fees once the delivery service is completed. The contract period for substantially all restaurant contracts is one month as both the Company and the Restaurant Partner have the ability to unilaterally terminate the contract by providing notice of termination.

The Company also receives nonrefundable upfront setup and integration fees for onboarding new restaurants onto the platform. Setup and integration activities primarily represent administrative activities that allow the Company to fulfill future performance obligations for its Restaurant Partners and do not represent services transferred to the customer. However, the nonrefundable upfront setup and integration fees charged to Restaurant Partners result in a performance obligation, in the form of a material right, related to the Restaurant Partner’s option to renew the contract each day rather than provide a notice of termination. Upfront nonrefundable fees are generally due shortly after the contract is executed; however, the Company may provide installment payment options for up to six months. Revenue is recognized ratably over a two-year period, at which point Restaurant Partners must make another nonrefundable payment to renew the contract.

Other revenues primarily consist of fees from Restaurant Partners for social media promotions, as well as subscription revenues from those who have opted to pay an ongoing monthly fee instead of a lump sum setup fee, to remain on the platform.

6

Waitr Incorporated

Significant Judgement

Most of the Company’s contracts with Restaurant Partners contain multiple performance obligations as described above. For these contracts, the Company accounts for individual performance obligations separately if they are both capable of being distinct and distinct in the context of the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately may require significant judgment.

Judgment is also required to determine the standalone selling price for each distinct performance obligation. The Company uses the alternative approach in ASC 606 to allocate the upfront fee between the material right obligation and the transaction fee obligation, which results in all of the upfront nonrefundable payment at inception of the contract being allocated to the material right obligation. When contracts with customers include other performance obligations, such as ancillary equipment, the Company establishes a single amount to estimate the standalone selling price for the goods or services. In instances where the standalone selling price is not directly observable, it is determined using observable inputs.

Contract Balances

The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when it has an unconditional right to the consideration. Setup and integration fees are due at inception of the contract; in certain cases, extended payment terms may be provided for up to six months and are included in accounts receivable. The opening balance of accounts receivable, net was $2,124 and $762 as of January 1, 2018 and 2017, respectively.

Payment terms and conditions on setup and integration fees vary by contract type, although terms typically include a requirement of payment within six months. The Company records a contract liability in deferred revenue for the unearned portion of the upfront nonrefundable fee. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts generally do not include a significant financing component.

Assets Recognized from Costs to Obtain and Costs to Fulfill a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer and recognizes the expense over the course of the period when the Company expects to recover those costs. The Company has determined that certain internal sales incentives earned at the time when an initial contract is executed meet these requirements. Capitalized sales incentives are amortized on a straight-line basis over the period of benefit, which the Company has determined to be two years. Deferred costs related to obtaining a contract with a customer were $858 and $398 as of September 30, 2018 and 2017, respectively, of which $582 and $266, respectively, were classified as current. Amortization expense for the costs to obtain a contract were approximately $148 and $58 for the three months ended September 30, 2018 and 2017, respectively, and $364 and $135 for the nine months ended September 30, 2018 and 2017, respectively.

The Company also recognizes an asset for the costs to fulfill a contract with a customer when they are specifically identifiable, generate or enhance resources used to satisfy future performance obligations, and are expected to be recovered. The Company has determined that certain costs related to setup and integration activities meet the capitalization criteria under ASC Topic 340-40, Other Assets and Deferred Costs. Costs related to these implementation activities are deferred and then amortized on a straight-line basis over a period of benefit, which the Company has determined to be two years. Deferred costs related to fulfilling a contract with a customer were $1,453 and $758 as of September 30, 2018 and 2017, respectively, out of which $1,009 and $458, respectively, were classified as current. Amortization expense for the costs to fulfill a contract were approximately $263 and $107 for the three months ended September 30, 2018 and 2017, respectively, and $659 and $243 for the nine months ended September 30, 2018 and 2017, respectively.

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Waitr Incorporated

The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less.

There was no impairment loss in relation to capitalized costs for the periods presented.

Recently Adopted Accounting Pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (“FASB”), in the form of Accounting Standards Updates (“ASUs”), to the FASB’s Accounting Standards Codification (“ASC”).

In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740) (“ASU 2018-05”) providing amendments to SEC paragraphs pursuant to SEC Staff Accounting Bulletin No. 118. The ASU became effective upon issuance and included guidance and clarification of income tax accounting to address uncertainty or diversity of views in practice regarding the application of ASC 2018-05 in situations where a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting under the Tax Cuts and Jobs Act of 2017 (“Tax Act”), for the reporting period in which the Tax Act was enacted. The adoption did not have an immediate impact on the condensed consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement - Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which permits the reclassification of disproportionate tax effects in accumulated other comprehensive income caused by the Tax Act to retained earnings. ASU 2018-02 will become effective for interim and annual reporting periods beginning on January 1, 2019. Early adoption of the ASU is permitted. The Company has elected to early adopt the ASU effective January 1, 2018 and will prospectively classify the income tax effects of the Tax Act to retained earnings. As the Company does not have accumulated other comprehensive income, the adoption has no immediate impact on the condensed consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). ASU 2017-09 provides guidance about which changes to the terms or conditions of a stock-based payment award require an entity to apply modification accounting. ASU 2017-09 is effective for all entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued or made available for issuance. The Company has adopted ASU 2017-09 as of January 1, 2018 and the Company will apply the guidance to any awards modified on or after the adoption date. The adoption did not have an immediate impact on the condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805) (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business and provides guidance on evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or as business combinations. The definition clarification outlined in this ASU affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. ASU 2017-01 is effective for public business entities for periods beginning after December 15, 2017, including interim periods within those periods. For all other entities, the standard is effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted. The Company has elected to early adopt ASU 2017-01 as of January 1, 2018 and will apply the standard for business combinations consummated subsequent to the date of adoption. The adoption did not have an immediate impact on the condensed consolidated financial statements.

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Waitr Incorporated

In January 2017, the FASB issued ASU No. 2017--04, Intangibles, Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates Step 2 of the goodwill impairment test that had required a hypothetical purchase price allocation. Rather, entities should apply the same impairment assessment to all reporting units and recognize an impairment loss for the amount by which a reporting unit’s carrying amount exceeds its fair value without exceeding the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. ASU 2017--04 is effective for public business entities that are SEC filers for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. For a public business entity that is not an SEC filer, the standard is effective in fiscal years beginning after December 15, 2020. For all other entities, the standard is effective in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company early adopted this standard on January 1, 2018. The adoption of this standard did not have an immediate impact on the condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

The Company considered the applicability and impact of all recently issued ASUs. ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the condensed consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) (“ASU 2018-07”) to simplify the accounting for stock-based payments to non-employees by aligning it with the accounting for stock-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards will be initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement will be based on an estimate of the fair value of the equity instruments to be issued. ASU 2018-07 is effective for public business entities in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective in fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including in an interim period for which financial statements have not been issued or made available for issuance, but not before an entity adopts ASC 606. The Company’s adoption of this ASU will not have a material impact on the condensed consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). Part I of ASU 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU 2017-11 addresses the difficulty of navigating ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) because of the existence of extensive pending content in ASC 480. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. Part II of ASU 2017-11 does not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.

9

Waitr Incorporated

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (“ASU 2016-13”) to replace the incurred loss impairment methodology under current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2020, including interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019 and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.

3.	Intangible Assets

Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and include internally developed software, as well as software to be otherwise marketed. These intangible assets are reviewed for impairment whenever events or circumstances indicate that they may not be recoverable. The Company has determined that its trademark intangible asset is an indefinite-lived asset and therefore is not subject to amortization but is evaluated annually for impairment.

In 2017, the Company ceased the operations of Requested due to a change in corporate strategy. The legal entity is not yet dissolved and the closure of the operations of Requested did not meet the criteria to be reported as discontinued operations in accordance with ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). The Company concluded that the carrying value of the acquired technology was not recoverable and recorded a $551 impairment charge during the three month period ended June 30, 2017.

Additionally, the Company recorded an impairment charge of $25 related to software code that was determined to be impaired during the three month period ended March 31, 2017.

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Waitr Incorporated

4.	Debt

The Company’s outstanding debt obligations are as follows (in thousands):

	September 30, 2018	December 31, 2017
Series 2017 Convertible Promissory Notes, par	$7,484	$7,484
Series 2018 Convertible Promissory Notes, par	2,470	-
Line of Credit	4,000	-
	$13,954	$7,484
Less: discount on convertible notes	(1,365)
Less: discount on line of credit	(400)	-
Total long-term debt	$12,189	$7,484

Short-term loan	$1,310	$-
Total outstanding debt	$13,499	$7,484

Maturities of outstanding debt, net of discount are as follows (in thousands):

Debt maturity
2019	$8,794
2020	4,705
Total debt	$13,499

Series 2017 Convertible Promissory Notes

Between August 24, 2017 and December 14, 2017, the Company issued a series of convertible promissory notes (“Series 2017 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of $7,484. The notes accrue interest at a rate of 8% per annum and is due and payable at maturity, unless otherwise converted prior to maturity. The original terms of the Series 2017 Notes provided for the principal and accrued interest to automatically settle into the type of stock issued in the next financing with proceeds in excess of $2,000 at a per share conversion price equal to the lesser of (i) 80% of the price paid by investors in the next qualified financing and (ii) $125,000 divided by the number of common stock outstanding on a fully diluted basis. As the share settlement price is subject to variability, the number of shares the Company may be required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2017 Notes.

Upon the occurrence of a sale of the Company, each holder may elect to redeem their Series 2017 Notes at a price equal to 1.5 multiplied by par plus accrued interest. The Company determined that the feature providing for share-settled redemption in the next financing at a stated discount, and the ability for holders to redeem their notes at a substantial premium, represent an embedded derivative, which requires separate accounting recognition in accordance with subtopic ASC 815-15. The fair value on the date of issuance was recorded as bifurcated embedded derivatives on convertible notes with an offset to the discount on the convertible note.

On December 15, 2017, the Company amended the Series 2017 Notes to add a substantive conversion feature, allowing the holders the right to convert par plus accrued interest into Series AA Preferred Stock, at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis, at maturity. The amendments were deemed substantial and resulted in the application of extinguishment accounting. The Company recorded a loss on debt extinguishment of $10,537 as of December 15, 2017 based on the difference between the fair value of the amended notes of $18,308 and the carrying amount of the original Series 2017 Notes of $7,771. In accordance with ASC 470-20, the Company recorded a premium to additional paid in capital for the excess of the fair value of the amended notes over the sum of (i) par, (ii) accrued interest, and (iii) the bifurcated embedded derivatives on convertible notes, or $10,444, as of December 15, 2017.

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Waitr Incorporated

The amended Series 2017 Notes (the “Amended Series 2017 Notes”) mature on December 15, 2019 and have an aggregate principal amount of $7,484. Except as described in the next sentence, the terms of the Amended Series 2017 Notes were unchanged from those of the original Series 2017 Notes. The December 15, 2017 amendment (i) extended the maturity date to December 15, 2019, (ii) added a feature stating that upon the occurrence of a sale of the Company, each holder may elect to either to redeem their Amended Series 2017 Notes at a price equal to 1.5 multiplied by par plus accrued interest, or may convert par plus accrued interest into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common shares outstanding on a fully diluted basis, and (iii) added a feature stating that if not previously converted or redeemed upon the occurrence of a company sale, each holder is entitled to convert par plus accrued interest on the maturity date of their notes into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common shares outstanding on a fully diluted basis.

Series 2018 Convertible Promissory Notes

Between March 2, 2018 and March 15, 2018, the Company issued a series of convertible promissory notes (“Series 2018 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of $2,470, of which $1,410 was received in cash, $1,000 in advertising services receivable, and $60 is debt assumed in the IndiePlate LLC asset acquisition (see Note 11 – Asset Acquisition).

The Series 2018 Notes accrue interest at a rate of 8% per annum that is due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2018 Notes provide for the principal and accrued interest to automatically convert into the class of stock issued in the next financing with proceeds in excess of $2,000 at a per share conversion price equal to the lesser of (i) 80% of the price paid by investors in the next qualified financing or (ii) $125,000 divided by the number of common shares outstanding, on a fully diluted basis. As the conversion price is subject to variability, the number of shares the Company may be required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2018 Notes.

Upon the occurrence of a sale of the Company, each holder may elect to either redeem their Series 2018 Notes at a price equal to 1.5 multiplied by par plus accrued interest, or may convert par plus accrued interest into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis. If not previously converted or redeemed upon the occurrence of a Company sale, each holder is entitled to convert par plus accrued interest on the maturity date of their notes into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis.

The Company determined that the feature providing for conversion into shares sold in the next financing at a stated discount, and the ability for holders to redeem their notes at a substantial premium, represent an embedded derivative requiring separate accounting recognition in accordance with subtopic ASC 815. The fair value on the date of issuance was recorded as bifurcated embedded derivatives on convertible notes, with an offset to the discount on the convertible note payable.

Line of credit

On July 2, 2018, the Company entered into a loan agreement with a group of lenders for an unsecured line of credit. The group of lenders consists of certain stockholders and affiliates of stockholders of the Company. The loan’s maximum principal amount is $5,000 and carries an annual simple interest rate of 12.5% due on maturity, with interest paid quarterly on September 30, December 31, March 31 and June 30 of each year. In connection with advances made under the loan agreement, the Company is required to issue warrants to the lenders (the “Line of Credit Warrants”), providing the lenders the right to purchase a number of common shares of the Company equal to the principal amount multiplied by 6.75% and divided by the Exercise Price. The Exercise Price of the Line of Credit Warrants, as defined by the loan agreement, is either (1) $8.022, in the event that the closing takes place under the Agreement and Plan of Merger by and among Landcadia Holdings, Inc. and Landcadia Merger Sub, Inc. and the Company, or (2) the price that is eighty percent of the price per share of the Company’s equity securities issued in the next preferred equity financing of at least $10,000. The loan agreement carries certain covenants, among which is the inability of the Company to pay dividends or distributions of any kind to its stockholders or incur additional debt, beyond payables and liabilities incurred in the ordinary course of business and $200 of credit card debt. The loan matures on the earlier of the sale of the Company or July 1, 2020.

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Waitr Incorporated

As of September 30, 2018, the Company borrowed $4,000 on the line of credit. As a result of entering into and borrowing upon the line of credit, the Company incurred an origination fee of $500, payable upon maturity; the liability for which was included within other noncurrent liabilities as of September 30, 2018. The portion of the origination fee applicable to the $4,000 advanced was recorded as debt issuance costs and reflected as a discount to the line of credit. The origination fee applicable to the undrawn $1,000 was recorded as deferred debt issuance costs and is being amortized to interest expense over the term of the loan agreement. As of September 30, 2018, the unamortized deferred debt issuance costs were $88 and were reflected within other noncurrent assets. The Company estimates that 33,658 Line of Credit Warrants will be issued in connection with the $4,000 advanced (assuming an Exercise Price of $8.022). These Line of Credit Warrants were recorded at their estimated fair value, with changes in the estimated fair value of expected to be reported through earnings. As of September 30, 2018, the carrying value of the Line of Credit Warrants was $33 and was included in other noncurrent liabilities.

Short-term loan

On June 4, 2018, the Company entered into a loan agreement with First Insurance Funding to finance a portion of its annual insurance premium obligation. The principal amount of the loan is $2,172, payable in monthly installments, until maturity. The loan matures on March 21, 2019 and carries an annual interest rate of 3.39%.

5.	Derivatives

As described in Note 4 – Debt, the Company identified certain embedded derivatives related to contingent requirements to repay its indebtedness at a substantial premium to par. These embedded derivatives are carried on the accompanying consolidated balance sheets as bifurcated embedded derivatives on convertible notes at estimated fair value. Changes in the estimated fair value of the derivatives are reported as gain/loss on derivatives in the accompanying condensed consolidated statements of operations. The embedded derivatives are not designed as hedging instruments.

The amounts recorded in the condensed consolidated balance sheets for derivatives not designated as hedging instruments are as follows (in thousands):

	September 30, 2018	December 31, 2017
Bifurcated embedded derivatives on convertible notes	$1	$250

The amount of gains recognized in the condensed consolidated statements of operations on derivatives not designated as hedging instruments are as follows (in thousands):

	Three months ended September 30,
	2018	2017
Gain on derivatives	$9	$4

	Nine months ended September 30,
	2018	2017
Gain on derivatives	$336	$4

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Waitr Incorporated

6.	Deferred Revenue

Deferred revenue is comprised of unearned setup and integration fees. The Company’s opening deferred revenue balance was $2,358 and $909 as of January 1, 2018 and 2017, respectively. The Company recognized $811 and $337 of setup and integration revenues during the three months ended September 30, 2018 and 2017, respectively, and $1,979 and $826 for the nine months ended September 30, 2018 and 2017, respectively, which was included in the deferred revenue balances at the beginning of the respective periods.

Transaction Price Allocated to the Remaining Performance Obligations

As of September 30, 2018, $4,247 of revenue is expected to be recognized from remaining performance obligations for setup and integration fees. The Company expects to recognize revenue on $2,947 on these remaining performance obligations over the next 12 months, with the balance recognized in the subsequent 12 months.

7.	Income Taxes

The Company applies an estimated annual effective tax rate approach for calculating its tax provision for interim periods, as required under U.S. GAAP. The Company recorded income tax expense of $4 and $3 for the three months ended September 30, 2018 and 2017, respectively and $38 and $5 for the nine months ended September 30, 2018 and 2017, respectively. The Company has historically generated net operating losses; therefore, a valuation allowance has been recorded on the Company’s net deferred tax assets. The Company’s income tax expense is entirely related to taxes required on gross margins in Texas.

8.	Commitments and Contingencies

Workers’ Compensation Claim

On November 27, 2017, Guarantee Insurance Company (“GIC”), the Company’s former workers’ compensation insurer, was ordered into receivership for purposes of liquidation by the Second Judicial Circuit Court in Leon County, Florida. At the time of the court order, GIC was administering the Company’s outstanding workers’ compensation claims. Upon entering receivership, the guaranty associations of the states where GIC operated began reviewing outstanding claims administered by GIC for continued claim coverage eligibility based on guaranty associations’ eligibility criteria. The Company’s net worth exceeded the threshold of $25,000 established by the Louisiana Insurance Guaranty Association (“LIGA”) when determining eligibility for claims coverage. As such, LIGA assessed the Company’s outstanding claim as ineligible for coverage. As of September 30, 2018 and December 31, 2017, the Company had $1,404 and $1,250, respectively, in workers’ compensation liabilities. The Company recorded an additional general and administrative expense of $157 related to the liability during the three and nine months ended September 30, 2018 and no expense during the three and nine months ended September 30, 2017.

Legal Matters

From time to time, the Company may be involved in certain legal proceedings, inquiries, claims, and disputes that arise in the ordinary course of business. Although the Company cannot predict the outcomes of these matters, the Company does not believe these actions will have a material adverse effect on the Company's condensed consolidated financial statements.

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Waitr Incorporated

Landcadia Merger

On May 16, 2018, the Company entered into a merger agreement with Landcadia Merger Sub, Inc., a wholly-owned subsidiary of Landcadia Holdings, Inc. (together, “Landcadia”). The aggregate consideration for the proposed business combination will be approximately $300,000 payable in the form of (1) cash (subject to a minimum of  $50,000 and a maximum of $75,000) and (2) shares of Landcadia’s common stock (subject to a minimum of 22,500,000 shares and a maximum of 25,000,000 shares) valued at approximately $10.00 per share, plus approximately $8,000 payable in the form of Landcadia’s stock options to be issued to holders of options to purchase the Company’s stock that are unvested, outstanding, and unexercised as of immediately prior to the effective time of the proposed business combination. The final value of aggregate consideration will be dependent on the amount of actual cash consideration transferred and the closing date value of the actual number of shares issued. Upon the closing of the merger, the Company’s outstanding debt would be converted into common stock. During the three and nine months ended September 30, 2018, the Company had incurred approximately $1,870 and $5,473, respectively, of expenses related to the merger, which are recorded in the general and administrative line item on the condensed consolidated statements of operations. As of September 30, 2018, $3,331 of such costs were reflected as accrued professional fees on the condensed consolidated balance sheets.

9.	Fair Value Measurement

The Company records the fair value of assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, ASC 820 establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the inputs used in pricing the asset or liability at fair value.

Certain financial instruments are required to be recorded at fair value. Other financial instruments, including cash, are recorded at cost, which approximates fair value. Additionally, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these financial instruments.

The following tables present carrying amounts and estimated fair values of the Company’s financial instruments on a recurring basis as of September 30, 2018 and December 31, 2017 (in thousands):

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Waitr Incorporated

	September 30, 2018
	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3
Bifurcated embedded derivatives on convertible notes	$1	$-	$-	$1
Line of Credit Warrants (Other noncurrent liabilities)	33			33
	$34	$-	$-	$34

	December 31, 2017
	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3
Bifurcated embedded derivatives on convertible notes	$250	$-	$-	$250
	$250	$-	$-	$250

The Company determined the fair value of bifurcated embedded derivatives on convertible notes and the Line of Credit Warrants using Level 3 inputs, including expected maturity or conversion date, discount rate, and exercise or strike price. Strike price on the bifurcated embedded derivatives is based on the estimated next financing round price as of the respective valuation date and the contractual terms of the notes, whereby the conversion price is the lower of (i) 80.0% of the next financing round price or (ii) a value based on a contractually-specified value divided by fully diluted stock. Exercise price on the Line of Credit Warrants is based on the contractual terms of the warrants, whereby the exercise price is either (1) $8.022, in the event that the closing takes place under the Agreement and Plan of Merger by and among Landcadia Holdings, Inc. and Landcadia Merger Sub, Inc. and the Company, or (2) the price that is eighty percent of the price per share of the Company’s equity securities issued in the next preferred equity financing of at least $10,000.

Significant increases (decreases) in the discount rate or the forecasted financial information would have resulted in different fair value measurements for the embedded features. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in another.

There have been no transfers between levels during the periods presented in the accompanying condensed consolidated financial statements. The beginning and ending balances of net assets and liabilities classified as Level 3, for which a reconciliation is required, are as follows (in thousands):

	September 30, 2018	December 31, 2017
Balance, beginning of the period	$250	$-
Increases / additions	33	250
Reductions / settlements	(249)	-
Balance, end of the period	$34	$250

10.	Stock-Based Compensation

Effective June 2017, the Company’s stockholders voted to amend the terms of its 2014 Stock Plan (the “Plan”). The Amended 2014 Stock Plan (the “Amended 2014 Plan”) provides a maximum aggregate amount of 5,870,000 shares of the common stock of the Company with respect to which options may be granted and provides for grants of incentive stock options and non-qualified stock options.

Total compensation expense related to the Company’s stock-based expense plans was $869 and $365 for the three months ended September 30, 2018 and 2017, respectively and $2,831 and $592 for the nine months ended September 30, 2018 and 2017, respectively.

Stock Options

The options granted under the Plan vest over a period of approximately four years and have a ten-year exercise term. The options are subject to graded vesting whereby twenty-five percent of the options vest on the first anniversary of the issuance start date, and subsequently, the remaining vest ratably each month until 100% of the options are vested. Once vested, the recipients are allowed to purchase shares of the Company’s stock at a fixed and specified exercise price that varies depending on the stock options’ strike price.

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Waitr Incorporated

The Company records stock-based compensation expense based on the grant-date fair value of options granted. The stock-based compensation expense is recognized ratably over the course of the requisite service period and is recorded in either operations and support, sales and marketing, research and development, or general and administrative expense, depending on the department of the recipient.

The stock option activity during the three months ended September 30, 2018 and 2017 is as follows:

	Number of Shares		Number of Shares
Balance, June 30, 2018	4,735,973	Balance, June 30, 2017	3,551,749
Granted	-	Granted	46,000
Exercised	(1,290)	Exercised	(69,583)
Forfeited	(177,844)	Forfeited	(135,333)
Balance, September 30, 2018	4,556,839	Balance, September 30, 2017	3,392,833

The stock option activity during the nine months ended September 30, 2018 and 2017 is as follows:

	Number of Shares		Number of Shares
Balance, December 31, 2017	4,490,016	Balance, December 31, 2016	2,221,912
Granted	546,501	Granted	1,525,900
Exercised	(235,476)	Exercised	(108,541)
Forfeited	(244,202)	Forfeited	(246,438)
Balance, September 30, 2018	4,556,839	Balance, September 30, 2017	3,392,833

The fair value of each stock option grant was estimated as of the grant date using an option-pricing model with the following ranges of assumptions and resulting weighted-average fair value per share for the three and nine months ended September 30, 2018 and 2017.

	Nine months ended September 30,
	2018	2017
Weighted-average fair value on grant date	$4.80	$2.98
Risk free interest rates	1.64% - 2.13%	1.07% - 1.44%
Expected Volatility	40.3% - 44.6%	48.9%
Expected option life	0.75 - 1.50	0.50 - 3.00

Restricted Stock Awards (“RSAs”)

The RSAs were granted under agreements entered into with certain employees in 2014. The RSAs were subject to a continuous employment clause and had an initial vesting period of approximately four years. In accordance with U.S. GAAP, the Company recognizes compensation expense related to the fair value of unvested RSAs on a straight-line basis until fully vested. The Company estimates the fair value of restricted stock awards on the grant date based on the value of its common stock. Stock compensation expense, related to the RSAs, is recorded as personnel and related costs within research and development expense.

During the three and nine months ended September 30, 2017, 70,769 and 210,000 shares of restricted stock awards vested, respectively. The RSAs were fully vested at December 31, 2017.

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Waitr Incorporated

11.	Asset Acquisition

On March 14, 2018, the Company entered into an asset purchase agreement with IndiePlate LLC, a Louisiana limited liability company, to acquire inventory, furniture and fixtures, and certain other equipment in exchange for $71 of consideration. Consideration consists of net cash paid of $11 and $60 of Series 2018 Notes. Acquired assets have been recorded in property and equipment, net.

On May 16, 2018, the Company acquired a customer relationship intangible asset from GoGoGrocer LLC, a Louisiana limited liability corporation that provides grocery shopping and delivery services, for consideration of 18,182 shares of the Company’s common stock valued at $142.

12.	Stockholders’ Equity

The following descriptions summarize the material terms and provisions of the securities that the Company has authorized.

Common Stock

The Company’s common stockholders are entitled to one vote per share. The Company did not hold any shares as treasury stock as of the periods presented in the accompanying condensed consolidated financial statements.

On January 2, 2017, the Company entered into an agreement with a vendor for specified promotional services in exchange for 293,128 shares of the Company’s common stock. The services commenced on grant date and are expected to be completed over a period of three years. As the Company issued the shares upon execution of the agreement, the Company recorded a stockholder receivable for the fair value of the stock exchanged of approximately $361, as a contra-equity account. The Company recognized the non-cash consideration as additional paid in capital in the accompanying consolidated balance sheets and advertising expense of $30 for the three months ended September 30, 2018 and 2017 and $90 for the nine months ended September 30, 2018 and 2017 as general and administrative expense in the accompanying condensed consolidated statements of operations.

Preferred Stock

Preferred stockholders are entitled to cast the number of votes equal to the number of whole common stock into which the preferred stocks held by such holder are convertible, as of the record date, for determining stockholders entitled to vote on such matters. Preferred stock is convertible at the option of the preferred stockholder into common stock on a 1:1 basis, subject to certain adjustments. Upon a liquidation event, as defined in the Company’s amended and restated Articles of Incorporation, assets available for distribution would be allocated first to amounts owed to Series AA preferred stockholders, including any dividends declared but unpaid thereon. Remaining assets, if any, would be distributed pro-rata to Series Seed (I and II) preferred stockholders, and finally, to common stockholders.

During the first quarter of 2017, the Company raised $7,224 through issuance of 2,341,477 shares of Preferred Series AA stock.

Warrants

On May 14, 2014, the Company granted warrants to non-employees (“Holders”) to purchase 452,947 shares of the Company’s common stock at an exercise price of $0.01. The warrants were subject to a vesting schedule at a rate of 12.5% shares per quarter over two years of service. During this period, the Holders were required to be part of the Company’s legal team. The Warrants were only exercisable to the extent that the stock were vested, and have an expiration date on the tenth anniversary of the grant date. As of September 30, 2018, no warrants had been exercised.

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Waitr Incorporated

Requested Amendment

On May 14, 2018, the Company entered into the First Amendment to Contract for Exchange of Stock (“Requested Amendment,”), modifying the terms of the original acquisition agreement. This Requested Amendment established a repurchase feature (“Repurchase Right”) for Company common stock previously granted as consideration. The Requested Amendment establishes a two-year service period over the Repurchase Right lapse. In accordance with U.S. GAAP, the Company considered the Repurchase Right to be compensatory in nature due to the service requirement, and will recognize compensation expense over the required service term on the fair value of the stock on the grant date. Compensation expense is recorded as personnel and related costs within general and administrative expense.

There were 430,198 shares of previously issued and outstanding common stock subject to the Repurchase Right. During the three and nine months ended September 30, 2018, the Company recognized $430 and $650 of compensation expense, respectively. In addition to the stock subject to the Repurchase Right, the Requested Agreement also cancelled 147,247 shares of previously issued and outstanding common stock.

13.	Loss Per Share Attributable to Common Stockholders

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration for common stock equivalents. Diluted loss per share attributable to common stockholders is computed by dividing net loss by the weighted-average number of common stock outstanding during the period and potentially dilutive common stock equivalents, including stock options, restricted stock awards, and warrants, except in cases where the effect of the common stock equivalent would be antidilutive.

The calculation of basic and diluted loss per share attributable to common stockholders for the three and nine months ended September 30, 2018 and 2017 is as follows (in thousands, except share data):

	Three months ended September 30,
	2018	2017
Numerator:
Net loss attributable to common stockholders - basic and diluted	$(6,515)	$(4,120)

Denominator:
Weighted-average number of shares outstanding - basic	11,309,308	11,150,767
Effect of dilutive securities
Convertible Preferred Stock
Seed I	3,804,763	3,804,763
Seed II	3,680,017	3,680,017
Series AA	8,097,790	8,097,790
Stock Options	4,556,839	3,392,833
Warrants (1)	476,619	452,947
Weighted-average number of shares outstanding - diluted	31,925,336	30,579,117

(1)	Includes Line of Credit Warrants (see Note 4 – Debt). The exact number of Line of Credit Warrants issued in connection with the $4,000 advanced under the line of credit, as of September 30, 2018, is dependent upon the determination of the Exercise Price, pursuant to the line of credit agreement. As of September 30, 2018, the Company estimated that 33,658 Line of Credit Warrants will be issued for purposes of computing the weighted-average number of shares outstanding.

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Waitr Incorporated

	Nine months ended September 30,
	2018	2017
Numerator:
Net loss attributable to common stockholders - basic and diluted	$(17,341)	$(11,378)

Denominator:
Weighted-average number of shares outstanding - basic	11,219,053	11,120,644
Effect of dilutive securities
Convertible Preferred Stock
Seed I	3,804,763	3,804,763
Seed II	3,680,017	3,680,017
Series AA	8,097,790	8,062,114
Stock Options	4,556,839	3,392,833
Warrants (1)	460,867	452,947
Weighted-average number of shares outstanding - diluted	31,819,329	30,513,318

(1)	Includes Line of Credit Warrants (see Note 4 – Debt). The exact number of Line of Credit Warrants issued in connection with the $4,000 advanced under the line of credit, as of September 30, 2018, is dependent upon the determination of the Exercise Price, pursuant to the line of credit agreement. As of September 30, 2018, the Company estimated that 33,658 Line of Credit Warrants will be issued for purposes of computing the weighted-average number of shares outstanding.

Excluded from the calculation of weighted-average number of diluted stock outstanding is the effect of convertible notes, which have historically converted to preferred stock.

The Company generated a net loss from continuing operations attributable to the Company’s common stockholders for the three and nine months ended September 30, 2018 and 2017. The effect of dilutive securities is not considered because their effect would be antidilutive on the net loss.

14.	Related-Party Transactions

Beginning in 2017, the Company received public relations services from an affiliate of a stockholder of the Company. The Company incurred an expense of $28 and $16 for the three months ended September 30, 2018 and 2017, respectively, and $76 and $39 for the nine months ended September 30, 2018 and 2017, respectively, which is recorded in related party expenses in the accompanying condensed consolidated statements of operations.

Certain directors of the Company participated in the Company’s issuance of Series 2017 Notes. Out of $7,484 principal amount issued as Series 2017 Notes, approximately $694 was funded by such directors. Additionally, certain directors of the Company are lenders under the Company’s line of credit. As of September 30, 2018, of the $4,000 advanced on the line of credit, $2,360 was funded by directors. Interest expense for the three months ended September 30, 2018 included $52 of amounts paid to such directors. Further, it’s estimated that 19,858 of Line of Credit Warrants will be issued to directors in connection with their advances to the Company on the line of credit. The estimated fair value of these director Line of Credit Warrants was approximately $19 as of September 30, 2018 and are reflected as a liability within other noncurrent liabilities. In connection with the advances made under the line of credit, a $295 origination fee is payable these directors, the liability for which was included within other noncurrent liabilities as of September 30, 2018.

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